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                                    EXHIBIT 5


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                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                             281 Tresser Boulevard
                            Stamford, CT 06901-3229



                                            April 23, 1998



Board of Directors
Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, NY  11101


                  Re:Registration Statement on Form S-8
                     for the Standard Motor Products, Inc.
                     Independent Directors' Stock Option Plan
                     ----------------------------------------

Dear Sirs:

                  We are acting as special counsel to Standard Motor Products, Inc., a New York corporation ("Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration
Statement") under the Securities Act of 1933, as amended, ("Act") with the Securities and Exchange Commission ("Commission") relating to the registration of 50,000 shares of common stock, $2.00 par value per share (the "Common Stock"), of the Corporation offered for sale pursuant to the Standard Motor Products, Inc. Independent Directors' Stock Option Plan (the "Plan").

                  In connection with the opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to matters of officers and other representatives of the Corporation. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of New York and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.


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Board of Directors
Standard Motor Products, Inc.                -2-                  April 23, 1998



                  Based upon the foregoing, we are of the opinion that:

                  1. The Corporation has been duly organized and is validly existing under the laws of the State of New York.

                  2. The Plan has been duly adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation.

                  3. The shares of Common Stock of the Corporation to which the Registration Statement relates have been duly authorized and reserved for issuance pursuant to the Plan and, when issued and sold pursuant to the Plan, will be legally issued, fully paid and non-assessable.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

                  We hereby consent to the filing of this letter as an Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                             Very truly yours,

                                             /s/ KELLEY DRYE & WARREN LLP